                               EXHIBIT 10(b)







===========================================================================



                          CONTRIBUTION AGREEMENT


                                  between


                         CARPENTER INDUSTRIES LLC


                                    and


                         CARPENTER INDUSTRIES INC.


                         Dated: January  __, 1997



===========================================================================

                             TABLE OF CONTENTS


ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES
     1.01 Contribution of Assets
          (a)  Contributed Assets
          (b)  Excluded Assets
     1.02 Liabilities
          (a)  Assumed Liabilities
          (b)  Retained Liabilities
     1.03 Recordation of Deeds and Further Assurances; Post-Closing
          Cooperation
          (a)  Recordation of Deeds and Further Assurances
          (b)  Power of Attorney
          (c)  Books and Records
          (d)  Tax Returns, etc.
          (e)  Third-Party Consents

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     ISSUANCE OF COMMON STOCK IN CONSIDERATION FOR CONTRIBUTION
     2.01. Issuance of Common Stock
     2.02. Tax Treatment

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     EFFECTIVENESS OF AGREEMENT

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     INDEMNIFICATION
     4.01 Other Indemnification
     4.02 Method of Asserting Claims

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     DEFINITIONS
     5.01 Definitions

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     MISCELLANEOUS
     6.01 Notices
     6.02 Bulk Sales Act
     6.03 Entire Agreement
     6.04 Waiver
     6.05 Amendment
     6.06 No Third Party Beneficiary
     6.07 No Assignment; Binding Effect

     6.08 Headings
     6.09 Governing Law
     6.10 Counterparts

Schedule A     --   Semi-Finished Buses List

Exhibit A      --   Wayne County Corporate Warranty Deed

                          CONTRIBUTION AGREEMENT

          This CONTRIBUTION AGREEMENT (this "Agreement"), dated as of January ___, 1997, between CARPENTER INDUSTRIES LLC, an Indiana limited liability company ("Carpenter"), and CARPENTER INDUSTRIES INC., a Delaware corporation (the "Company");

                                WITNESSETH:

          WHEREAS, Carpenter is engaged in the business of designing, manufacturing and selling school buses for use by public school districts and private schools and other vehicles known as step-vans (the "Business"), and is also engaged in the Shuttle Bus Business;

          WHEREAS, the parties hereto are also parties to that certain Investment Agreement dated as of December 23, 1996 among Recovery Investors II, L.P. ("REI II"), Spartan Motors, Inc., a Michigan corporation ("Spartan"; REI II and Spartan being collectively referred to herein as the "Investors"), Carpenter, the Trust, Curtis and the Company (as in effect on the date hereof, the "Investment Agreement"), which Investment Agreement contemplates that, immediately following (i) the contribution by Carpenter to the Company of the Contributed Assets (as defined in Section 1.01(a) hereof) in exchange for 33-1/3% of the total number of shares of Common Stock to be outstanding upon consummation of the transactions contemplated by the Investment Agreement and (ii) the assignment by Carpenter to the Company and the assumption by the Company of the Assumed Liabilities (as defined in Section 1.02(a) hereof), each of the Investors will purchase from the Company Common Stock representing 33-1/3% of the total number of shares of Common Stock to be outstanding upon consummation of the transactions contemplated by the Investment Agreement;

          WHEREAS, Carpenter desires to contribute, transfer, sell and assign the Contributed Assets and the Assumed Liabilities to the Company and the Company desires to accept all of the Contributed Assets and to assume all of the Assumed Liabilities, all upon the terms and conditions set forth herein; and

          WHEREAS, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Investment Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

             CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

          1.01 CONTRIBUTION OF ASSETS.

          (a) CONTRIBUTED ASSETS. Effective as of the Effective Time, Carpenter hereby sells, transfers, conveys and assigns to the Company all of Carpenter's right, title and interest in, to and under the Contributed Assets. The term "Contributed Assets" means, collectively, all the business, properties, assets, Contracts, vendor and warranty recovery rights and other rights of Carpenter of whatever kind or nature, real or personal, tangible or intangible, owned by Carpenter at the Effective Time, other than the Excluded Assets.

          (b) EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the following assets, properties, Contracts and rights of Carpenter (the "Excluded Assets") shall be excluded from and shall not constitute Contributed Assets:

          (i) MITCHELL FACILITY. Except as and to the extent otherwise provided in this Section 1.01(b), (1) the Mitchell Facility, (2) Carpenter's lease of the real property located at 9405 South Pointe, La Salles 41, Bloomington, Indiana (the "Bloomington Lease") and (3) all Intellectual Property, prototypes and related items of tangible personal property used or held by Carpenter for use in connection with the Shuttle Bus Business.

          (ii) SEMI-FINISHED BUSES. The buses listed in Schedule A hereto which, as of the Closing Date, are included in Carpenter's inventory as Semi-Finished Buses (the "Retained Buses"), all accounts receivable attributable to or due in connection with any such Retained Bus, and all items of raw material and work in process inventory in or on any such Retained Bus or necessary to complete the production of such Retained Bus and located at the Mitchell Facility, and any and all warranty claims against parts suppliers arising prior to such Retained Bus having become a Federallled Bus and in connection with any such Retained Bus and the items of raw material and work in process inventory ascribed to it.

          (iii) BENEFIT PLANS. All Benefit Plans, Plans and similar plans and arrangements between Carpenter and its employees employed at the Mitchell Facility.

          (iv) COLLECTIVE BARGAINING AGREEMENTS. All collective bargaining agreements and similar labor Contracts pertaining exclusively to the Mitchell Facility (collectively, the "Labor Contracts").

          (v) CORPORATE RECORDS. The minute books, stock transfer or similar books, company seals and financial records of Carpenter.

          (vi) PERMITS, LICENSES AND INTELLECTUAL PROPERTY. All Environmental Permits, Licenses and Intellectual Property that are necessary solely in connection with the ownership, use and operation of the Excluded Assets, PROVIDED that the name "Carpenter" shall not constitute an Excluded Asset. The Company hereby authorizes Carpenter to use the name "Carpenter" and any related Intellectual Property as and to the extent necessary to allow Carpenter to comply with Sections
     4.14 and 4.16 of the Investment Agreement as it pertains to the Retained Buses.

          (vii) TAX REFUNDS. All refunds or credits, if any, of Taxes due to Carpenter with respect to periods prior to the Closing, other than any such refund or credit attributable to the Indiana property taxes described in the parenthetical clause in Section 9.1(iv) of the Investment Agreement.

          (viii) THIS AGREEMENT. Carpenter's rights under this Agreement or in connection with this Agreement, the Investment Agreement or any other Operative Agreement, or the consummation of any of the transactions contemplated hereby or thereby.

          (ix) LITIGATION CLAIMS. Any rights (including indemnification) and claims and recoveries under litigation of Carpenter relating exclusively to the Excluded Assets described in clauses (i) through
     (viii) of this paragraph (b).

          1.02 LIABILITIES.

          (a) ASSUMED LIABILITIES. In connection with the sale, transfer, conveyance and assignment of the Contributed Assets pursuant to this Agreement, the Company hereby assumes and agrees to pay, perform and discharge when due all of the Liabilities of Carpenter arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), other than the Retained Liabilities.

          (b) RETAINED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, the following Liabilities of Carpenter (the "Retained Liabilities") shall be retained by Carpenter and shall not constitute Assumed Liabilities:

          (i) THIS AGREEMENT. Any and all Liabilities of Carpenter under or in connection with this Agreement, the Investment Agreement or any other Operative Agreement, or the consummation of any of the transactions contemplated hereby or thereby.

          (ii) MITCHELL FACILITY; SHUTTLE BUS BUSINESS. Any and all Liabilities relating to the ownership, operation or use of the Mitchell Facility, including, without limitation, all Liabilities in respect of Environmental Claims relating to the ownership, operation or use of the Mitchell Facility and all Liabilities in respect of the Shuttle Bus Business.

          (iii) TAXES. Any and all Liabilities for Taxes of Carpenter and its predecessors and affiliates (other than the Company), including any Lien on the Assets and Properties of Carpenter resulting from such a Liability, PROVIDED that the Liability for Indiana property taxes described in the parenthetical clause in Section 9.1(iv) of the Investment Agreement shall not constitute a Retained Liability.

          (iv) CII LIABILITIES. Any and all Liabilities of CII (whether for Taxes or otherwise) and any Liability of Carpenter under or in respect of the CII Stock Purchase Agreement and the transactions consummated thereunder.

          (v) NEWCOURT INVENTORY FINANCING ARRANGEMENT. (a) Any and all Liabilities of Carpenter under the Newcourt inventory financing arrangement in respect of the period prior to the Closing , other than any such Liabilities specified in clauses (c)(i)(w), (c)(i)(x),
     (c)(i)(y) and (c)(i)(z) of Section 4.9 of the Investment Agreement, and (b) any and all Liabilities of Carpenter under the Operating Agreement with Newcourt dated September 30, 1994, other than those expressly assumed by the Company in the Assignment and Assumption Agreement relating thereto.

          (vi) PRODUCT WARRANTY AND PRODUCT LIABILITY CLAIMS. Any and all Liabilities of Carpenter resulting from warranty claims, and any and all product liability claims or other Actions or Proceedings commenced or threatened, in connection with each Retained Bus, PROVIDED that upon the transfer of any such Retained Bus from Carpenter to the Company in accordance with Section 4.16(c) of the Investment Agreement, any and all of such product warranty and product liability claims shall cease to be Retained Liabilities and shall constitute Assumed Liabilities, and PROVIDED FURTHER that upon the transfer of any Retained Bus back from the Company to Carpenter in accordance with
     Section 4.16(e) of the Investment Agreement, any and all of such product warranty and product liability claims shall cease to constitute Assumed Liabilities and shall constitute Retained Liabilities unless and until such Retained Bus is resold in accordance with Section 4.16(e).

          (vii) OBLIGATIONS UNDER CONTRACTS AND LICENSES. Any and all Liabilities of Carpenter under Contracts or Licenses not constituting Contributed Assets and arising and to be performed on or after the

     Closing Date, and any and all Liabilities of Carpenter under the Bloomington Lease and the Labor Contracts.

          (viii) AMERICAN PRINT TOWEL LIABILITIES. Any and all Liabilities in connection with Carpenter's arrangements with American Print Towel as described in Section 9.1(iii)(D) of the Investment Agreement.

          (ix) BENEFIT PLANS.   Any and all Liabilities in connection with
     all Benefit Plans, Plans and similar plans and arrangements between Carpenter and its employees employed at the Mitchell Facility.

          The Company shall have no liability for the Retained Liabilities. Carpenter shall discharge in a timely manner or shall make adequate provision for all of its Retained Liabilities, PROVIDED that Carpenter shall have the ability to contest, in good faith, any claim of liability asserted in respect thereof by any Person.

          1.03 RECORDATION OF DEEDS AND FURTHER ASSURANCES; POST-CLOSING COOPERATION.

          (a) RECORDATION OF DEEDS AND FURTHER ASSURANCES. On the Closing Date, Carpenter shall execute, deliver and arrange for the immediate recordation (which in any event shall take place within 1 Business Day of the Closing), in the appropriate jurisdictions, of the Wayne County Corporate Warranty Deed with respect to the Richmond Facility.

          At any time or from time to time after the Closing, at the Company's request and without further consideration, Carpenter shall, or shall cause its Affiliates to, execute and deliver to the Company such proper instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Company may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Company and to confirm the Company's title to, all of the Contributed Assets, and, to the full extent permitted by Law, to put the Company in actual possession and operating control of the Business and the Contributed Assets and to assist the Company in exercising all rights with respect thereto, and otherwise to cause Carpenter to fulfill its obligations under this Agreement.

          (b) POWER OF ATTORNEY. Effective on the Closing Date, Carpenter constitutes and appoints, and may cause its Affiliates to constitute and appoint, the Company the true and lawful attorney of Carpenter, with full power of substitution, in the name of Carpenter, but on behalf of and for the benefit of the Company: (i) to demand and receive from time to time all or any of the Contributed Assets and to make endorsements and give receipts and releases for and in respect of the same or any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that the Company may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets, (iii) to defend, compromise and settle any and all Actions or Proceedings in respect of any of the Contributed Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as the Company shall deem desirable. Carpenter acknowledges that the appointment hereby made or caused to be made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Carpenter shall, or shall cause its Affiliates to, deliver to the Company at the Closing an acknowledged power of attorney to the foregoing effect, limited to the Contributed Assets, executed by Carpenter or any such Person. The Company shall indemnify and hold harmless Carpenter or such Person from any and all Losses caused by or arising out of any breach of Law by the Company in its exercise of such power of attorney.

          (c) BOOKS AND RECORDS. Following the Closing, Carpenter and the Company will afford each other and their respective counsel and accountants reasonable access to the books, records and other data relating to the Business (the "Business Records") in the possession of each thereof with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnifying or Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Each of Carpenter and the Company further agree that, for a period extending six years after the Closing Date, it shall not destroy or otherwise dispose of any Business Records unless (x) it shall first offer in writing to surrender such Business Records data to the other party hereto and (y) the other party hereto shall not agree in writing to take possession thereof during the 10-Business-Day period after such offer is made.

          (d) TAX RETURNS, ETC. If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental Authorities or its financial statements, to respond to information demands or requests from Governmental Authorities or from third parties involving obligations arising under this Agreement, or to fulfill its obligations hereunder, it is necessary that the Company be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of Carpenter, the Company or its respective Representatives, Carpenter, the Company or such Representative, as the case may be, shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

          (e) THIRD-PARTY CONSENTS. To the extent that any Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Carpenter shall use its reasonable commercial efforts to obtain the consent of such other party to the assignment of any such Business Contract or Business License to the Company in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Carpenter shall cooperate with the Company in any reasonable arrangement designed to provide the Company with the benefits intended to be assigned to it under the relevant Business Contract or Business License. If and to the extent that such an arrangement cannot be made, the Company shall have no obligation pursuant to Section 1.02 or otherwise with respect to any such Business Contract or Business License. The provisions of this
Section 1.03(e) shall not affect the right of the Investors not to consummate the transactions contemplated by the Investment Agreement if the condition contained in Section 6.6 thereof has not been satisfied.


                                ARTICLE II

        ISSUANCE OF COMMON STOCK IN CONSIDERATION FOR CONTRIBUTION

          2.01.  ISSUANCE OF COMMON STOCK.

          For and in consideration of the sale, transfer, conveyance, assignment and delivery to the Company all of Carpenter's right, title and interest in, to and under the Contributed Assets as set forth in Article I, and in addition to the assumption by the Company of the Assumed Liabilities as set forth in Article I, the Company will, on the Closing Date (but in any event not prior to the Effective Time), issue and deliver to Carpenter, certificates representing 300 shares of Common Stock, which shares shall represent 33-1/3% of the total number of shares of Common Stock outstanding after giving effect to the transactions contemplated by the Investment Agreement. All of such shares of Common Stock, when so issued and delivered, shall be duly issued, fully paid and non-assessable.

          2.02.  TAX TREATMENT.

          The parties hereto intend that the above-described issuance of Common Stock for and in consideration of the above-described sale, transfer, conveyance, assignment and delivery to the Company all of Carpenter's right, title and interest in, to and under the Contributed Assets qualify as an exchange under Section 351 of the Code.

                                ARTICLE III

                        EFFECTIVENESS OF AGREEMENT

          On the Closing Date, as of the time immediately prior to the consummation of the Closing (the "Effective Time"), subject only to (1) the due execution and delivery of the Investment Agreement and (2) the prior or contemporaneous satisfaction (or waiver by the appropriate Person) of all of the conditions set forth in Article VI and Article VII of the Investment Agreement, this Agreement shall be deemed to be effective and consummated and shall be binding on and enforceable against the parties hereto, PROVIDED that if the Closing shall for any reason not occur on the date hereof, this Agreement shall be deemed to be rescinded and shall be void and of no force or effect.


                                ARTICLE IV

                              INDEMNIFICATION

          4.01 OTHER INDEMNIFICATION.

          (a) In addition to the indemnification provided for in the Investment Agreement, Carpenter (the "Indemnifying Party" for purposes of this Section 4.01(a) and of Article 9 of the Investment Agreement) shall indemnify the Company and its officers, directors, employees, agents, shareholders and Affiliates (the Company and each such Person, an "Indemnified Party" for purposes of this Section 4.01(a) and of Article 9 of the Investment Agreement) in respect of, and hold each of them harmless from and against, any Retained Liability.

          (b)  The Company  (the "Indemnifying Party" for purposes of this
Section 4.01(b) and of Article 9 of the Investment Agreement) shall indemnify Carpenter and its officers, directors, employees, agents, shareholders and Affiliates (Carpenter and each such Person, an "Indemnified Party" for purposes of this Section 4.01(b) and of Article 9 of the Investment Agreement) in respect of, and hold each of them harmless from and against, any Assumed Liability; PROVIDED, HOWEVER, that this paragraph (b) shall not apply to any Assumed Liability which arises out of or relates to any matter with respect to which the Owners and Carpenter would be required to indemnify any Indemnified Person under Section 9.1 of the Investment Agreement (assuming, for purposes of this proviso, that all representations and warranties made in the Investment Agreement survive indefinitely notwithstanding the provisions of Article VIII of the Investment Agreement).

          4.02 METHOD OF ASSERTING CLAIMS.

          Section 9.2 of the Investment Agreement is incorporated herein in its entirety MUTATIS MUTANDIS.


                                 ARTICLE V

                                DEFINITIONS

          5.01 DEFINITIONS.

          (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "AGREEMENT" means this Contribution Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto, as the same shall be amended from time to time.

          "ASSUMED LIABILITIES" has the meaning ascribed to it in Section
1.02(a).

          "BUSINESS" has the meaning ascribed to it in the first whereas clause of this Agreement.

          "BUSINESS RECORDS" has the meaning ascribed to it in Section
1.03(c).

          "CLAIMS" means any administrative or judicial actions, suits, orders, claims, proceedings, liens or notices of violations, whether civil or criminal.

          "CONTRIBUTED ASSETS" has the meaning set forth in Section
1.01(a).

          "EFFECTIVE TIME" has the meaning ascribed thereto in Article III.

          "EXCLUDED ASSETS" has the meaning ascribed to it in Section
1.01(b).

          "LABOR CONTRACTS" has the meaning ascribed thereto in Section 1.01(b)(iv).

          "RETAINED LIABILITIES" has the meaning ascribed to it in Section 1.02(b).

          "WAYNE COUNTY CORPORATE WARRANTY DEED" means the warranty deed regarding real estate in Wayne County, Indiana, in the form of Exhibit A hereto.

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                ARTICLE VI

                               MISCELLANEOUS

          6.01 NOTICES.

          All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     If to Carpenter or the Company, to:

          Carpenter Industries LLC
          1100 Industries Road
          Richmond, IN  47374
          Facsimile No.:  (317) 965-4100
          Attn: Timothy S. Durham

          with a copy to:

          Leeuw, Plopper & Beeman
          135 North Pennsylvania Street
          2000 First Indiana Plaza
          Indianapolis, IN  46204
          Facsimile No.:  (317) 264-5420
          Attn:  Stephen E. Plopper, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 6.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 6.01, be deemed given upon receipt,
(iii) if delivered by mail in the manner described above to the address as provided in this Section 6.01, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 6.01, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6.01). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to each other party hereto.

          6.02 BULK SALES ACT.

          The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction in connection with the sale of Contributed Assets hereunder. Carpenter shall indemnify the Company and its respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of Carpenter to comply with the terms of any such provisions applicable to the sale of the Contributed Assets hereunder.

          6.03 ENTIRE AGREEMENT.

          This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof .

          6.04 WAIVER.

          Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          6.05 AMENDMENT.

          This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          6.06 NO THIRD PARTY BENEFICIARY.

          The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under
Article IV.

          6.07 NO ASSIGNMENT; BINDING EFFECT.

          Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Carpenter without the prior written consent of the Company and any attempt to do so will be void. Subject to the immediately preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          6.08 HEADINGS.

          The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          6.09 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          6.10 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         [The remainder of this page is intentionally left blank]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto by a duly authorized officer of each other party as of the date first above written.

                              CARPENTER INDUSTRIES INC.


                              By:__________________________________
                                 Name:
                                 Title:


                              CARPENTER INDUSTRIES LLC


                              By:__________________________________
                                 Name:
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